EXHIBIT 99.1

AMERICAN MORTGAGE ACCEPTANCE COMPANY

REPORTS FIRST QUARTER FINANCIAL RESULTS

NEW YORK, NY – May 9, 2005 – American Mortgage Acceptance Company (“AMAC” or the “Company”) (AMEX: AMC) today announced financial results for its first quarter ended March 31, 2005.

“We are pleased to report that AMAC has begun 2005 experiencing measured success from both an operational and financial perspective,” said Stuart J. Boesky, President and Chief Executive Officer of AMAC. “In addition to a steadily growing investment pipeline, the first quarter of this year was noteworthy in that the Company completed its first Trust Preferred Securities offering. The offering was very well received by institutional investors and is evidence of AMAC’s respected reputation in the investment community. Moreover, we hope that this accomplishment will help lead to a lower cost of capital for AMAC going forward and will ultimately result in a greater return to our shareholders.”

Financial Highlights

AMAC reported total revenues of approximately $6.3 million for the three months ended March 31, 2005, representing an increase of approximately 61.3% as compared to revenues of approximately $3.9 million for the three months ended March 31, 2004.

For the three months ended March 31, 2005, AMAC earned net income of approximately $2.8 million, representing a decrease of approximately 15.0% as compared to net income of approximately $3.3 million for the three months ended March 31, 2004. On a per share basis (basic and diluted), net income was $0.34 for the three months ended March 31, 2005, representing a decrease of approximately 15.0% as compared to net income of $0.40 for the three months ended March 31, 2004. Net income for the three months ended March 31, 2005, was impacted largely by the loss of investment yield from real estate owned following the December 2004 refinancing of a portfolio of properties that lowered the Company’s economic interest in the properties. Additionally, higher advisory, administrative, and financing costs (particularly interest rates) outpaced the income from additional investments.

Funds from Operations (“FFO”) for the three months ended March 31, 2005, was approximately $3.2 million, representing a decrease of approximately 10.7% as compared to FFO of approximately $3.6 million for the three months ended March 31, 2004. On a per share basis (basic and diluted), FFO was $0.38 for the three months ended March 31, 2005, representing a decrease of approximately 11.6% as compared to FFO of $0.43 for the three months ended March 31, 2004. FFO for the three months ended March 31, 2005, was similarly impacted by the factors cited above.

AMAC’s present quarterly dividend on an annualized basis is $1.60 per share, representing an approximate 10.6% yield on the $15.15 per share closing price on May 6, 2005.

Portfolio Activity

During the first quarter, AMAC purchased six Fannie Mae certificates with an aggregate face amount of approximately $34.3 million. The Fannie Mae certificates are secured by properties in California, Idaho, Nevada, New Jersey, and New York and were purchased at a weighted average yield of approximately 5.5% to AMAC.

Also during the first quarter, there were a number of positive developments pertaining to the real estate owned portion of the Company’s investment portfolio. Specifically, in February, the Company acquired the defaulted first mortgage loan on Reserve at Autumn Creek, a 212-unit multifamily property in Friendswood, Texas, for $17.2 million. The Company will continue to pursue a course of repositioning the asset, with the long-term goal of a future sale. Also in February, AMAC was successful in selling the Plaza at San Jacinto, a 132-unit multifamily property in La Porte, Texas, that was previously acquired by the Company in foreclosure. AMAC sold the property for approximately its book value and therefore did not recognize any loss of principal on the transaction.

Capital Markets Activity

In March, AMAC completed a $25.0 million trust preferred offering through its newly formed, wholly owned subsidiary, AMAC Capital Financing I. The offering, which was conducted as a private placement, included the issuance of 25,000 Trust Preferred Securities at a price of $1,000 per security. The Trust Preferred Securities, which are priced at 3.75% over the London Inter-Bank Offered Rate, feature a 30-year maturity and a five-year no-call period. Payable on a quarterly basis, the Trust Preferred Securities are redeemable without penalty, in whole or in part, anytime after the expiration of the no-call period.

Management Conference Call

Management will conduct a conference call today to review the Company’s first quarter financial results for the period ended March 31, 2005. The conference call is scheduled for 11:00 a.m. Eastern Time. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 406-5356. For interested individuals unable to join the conference call, a replay of the call will be available through Friday, May 13, 2005, at (888) 203-1112 (Passcode 7363542) or on our website, www.americanmortgageco.com, through Monday, May 23, 2005.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which will be available in the Investor Relations section of the AMAC website at www.americanmortgageco.com.

About the Company

AMAC is a real estate investment trust that specializes in commercial real estate finance. AMAC originates and acquires mezzanine loans, bridge loans, and government-insured first mortgages secured by properties throughout the United States. For more information, please visit our website at www.americanmortgageco.com or contact the Shareholder Services Department directly at (800) 831-4826.

AMERICAN MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(In thousands, except per share amounts)

	March 31, 2005	December 31, 2004
	(Unaudited)
Financial Position
Total assets	$373,309	$349,033

Repurchase facilities payable	$178,325	$157,633

Warehouse facility payable	$4,070	$3,827

Line of credit - due to related party	$—	$4,600

Mortgages payable on real estate owned	$40,875	$56,993

Preferred shares of subsidiary (subject to mandatory repurchase)	$25,000	$—

Total liabilities	$254,574	$228,501

Total shareholders’ equity	$118,735	$120,532

	Three Months Ended March 31,
	2005	2004
	(Unaudited)
Operations
Total revenues	$6,254	$3,878

Total expenses	4,273	2,269

Income before other income	1,981	1,609

Total other income	846	1,716

Net income	$2,827	$3,325

Net income per share (basic and diluted)	$0.34	$0.40

Weighted average shares outstanding
Basic	8,337	8,338

Diluted	8,344	8,362

Funds from Operations (“FFO”)(1), as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, for the three months ended March 31, 2005 and 2004, is summarized in the following table:

	Three Months Ended March 31,
	2005	2004
Net income	$2,827	$3,325
Depreciation of real property	366	249

FFO	$3,193	$3,574

Cash flows from operating activities	$3,661	$3,123

Cash flows from investing activities	$(33,377)	$12,685

Cash flows from financing activities	$37,170	$(6,975)

Weighted average shares outstanding
Basic	8,337	8,338

Diluted	8,344	8,362

(1)	FFO represents net income or loss (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, excluding depreciation and amortization related to real property and including funds from operations for unconsolidated joint ventures calculated on the same basis. AMAC calculates FFO in accordance with the NAREIT definition. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. Management considers FFO a supplemental measure of operating performance, and, along with cash flows from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures, and to fund other cash needs. Since not all companies calculate FFO in a similar fashion, our calculation presented above may not be comparable to similarly titled measures reported by other companies.

Certain statements in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in AMAC’s Annual Report on Form 10-K for the period ended December 31, 2004, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. AMAC expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AMAC’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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